Exhibit 10.19

FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”), dated as of September 18, 2000, to the Lease Agreement, dated as of December 24, 1996 (the “Lease”) by and between NOG (NY) QRS 12-23, INC. (the “Landlord”) and SENTRY TECHNOLOGY CORPORATION, (as successor to Knogo North America Inc.) (the “Company” or “Tenant”).

        WHEREAS, the Company has entered into a Security Purchase Agreement (the “Purchase Agreement”) dated as of August 8, 2000 by and between the Company and Dutch A&A Holding, B.V. (“Dutch A&A”) pursuant to which Dutch A&A intends to purchase shares of Tenant’s common stock and have rights to purchase additional shares of Tenant’s common stock in the future (the “Transaction”);

        WHEREAS,the Company is in violation of certain financial covenants contained in the Lease;

        WHEREAS, the Company has requested that the Landlord consent to the Transaction and waive its rights under the Lease with respect to such financial covenant violations under certain circumstances;

        WHEREAS, the Landlord is willing to consent to the Transaction effective as of the date the Transaction closes and to waive its rights under the Lease with respect to such financial covenant violations under certain circumstances so long as the Transaction closes no later than February 4, 2001 in exchange for the Company entering into the Warrant Agreement given by the Company to Landlord dated as of September 18, 2000 and this Amendment.

        WHEREAS, in furtherance of the foregoing, the Company and the Landlord wish to amend certain provisions of the Lease, as set forth below. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Lease.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company and the Landlord agree as follows:

        1.      Section 1 (a) of Exhibit E of the Lease is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, Tenant may at any time take such steps as may be necessary or appropriate to dissolve Knogo Caribe, Inc., a Subsidiary of Tenant, without prior notice to or consent of Landlord.”

        2.      Section 3 of Exhibit E is hereby amended by adding the following sentence at the end thereof:

“The preceding Coverage Ratio requirement shall only apply upon the earlier of (i) September 18, 2005 or (ii) the effective date of any Change in Ownership Control. Notwithstanding anything to the contrary herein, in the event that on or after September 18, 2005 (a) Tenant is or becomes bound by a senior credit agreement (the “Sr. Credit Agreement”), (b) there has been no Change in Ownership Control, and (c) such Sr. Credit Agreement contains a coverage ratio covenant that is less restrictive than the Coverage Ratio requirement above, then the Coverage Ratio required herein shall be replaced by the coverage ratio required under the Sr. Credit Agreement for the remainder of the Term without regard to whether the coverage ratio requirement in the Sr. Credit Agreement is terminated, modified, amended, supplemented or waived or if the Sr. Credit Agreement is terminated.”

         3.      Section 4 of Exhibit E is hereby amended by adding the following sentence at the end thereof:

“The preceding Required Net Worth requirement shall only apply upon the earlier of (i) September 18, 2005 or (ii) the effective date of any Change in Ownership Control. Notwithstanding anything to the contrary herein, in the event that on or after September 18, 2005 (a) Tenant is or becomes bound by a Sr. Credit Agreement, (b) there has been no Change in Ownership Control, and (c) such Sr. Credit Agreement contains a net worth requirement covenant that is less restrictive than the Required Net Worth requirement above, then the Required Net Worth requirement herein shall be replaced by the net worth required under the Sr. Credit Agreement for the remainder of the Term without regard to whether the net worth requirement in the Sr. Credit Agreement is terminated, modified, amended, supplemented or waived or if the Sr. Credit Agreement is terminated."

         4.     Section 5 of Exhibit E is hereby amended by adding the following sentence at the end thereof:

“The preceding Debt to Equity Ratio requirement shall only apply upon the earlier of (i) September 18, 2005 or (ii) the effective date of any Change in Ownership Control. Notwithstanding anything to the contrary herein, in the event that on or after September 18, 2005 (a) Tenant is or becomes bound by a Sr. Credit Agreement, (b) there has been no Change in Ownership Control, and (c) such Sr. Credit Agreement contains a debt to equity ratio requirement covenant that is less restrictive than the Debt to Equity Ratio requirement above, then the Debt to Equity Ratio required herein shall be replaced by the required debt to equity ratio required under the Sr. Credit Agreement for the remainder of the Term without regard to whether the required debt to equity ratio requirement in the Sr. Credit Agreement is terminated, modified, amended, supplemented or waived or if the Sr. Credit Agreement is terminated.”

         5.      Section 7 of Exhibit E is hereby amended to add the following definition between the definitions of "Capital Expenditures" and "Closing Date":

“Change in Ownership Control” shall mean a single transaction or series of related transactions that causes any Person to increase their ownership of the outstanding common stock of Tenant to more than 50% of the outstanding common stock of Tenant. Notwithstanding the foregoing, the following shall not be deemed to be a Change in Ownership Control: (x) Dutch A&A Holding, B.V or any wholly owned subsidiary of Dutch A&A Holding, B.V. (collectively, “Dutch A&A”) exercising its rights under the Security Purchase Agreement by and between Tenant and Dutch A&A dated as of August 8, 2000 (the “Acquisition Agreement”) to obtain in any single transaction or series of related transactions more than 50% of the outstanding common stock of Tenant, (y) the sale, transfer, conveyance or other disposition by Dutch A&A of the common stock of Tenant through a single transaction or a series of related transactions to any Person that succeeds to a majority of the identification, access control and anti-theft electronic article surveillance systems business and assets of Dutch A&A worldwide (any such entity, a “Surveillance Business Successor”), or (z) any Surveillance Business Successor exercising its rights as an assignee of Dutch A&A under the Acquisition Agreement to purchase through any single transaction or series of related transactions more than 50% of the outstanding common stock of Tenant.

        6.      Except as amended pursuant to paragraphs 1, 2 , 3, 4, and 5 above, the Lease shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Lease.

        7.      This Amendment shall be effective only in the specific instances and for the purpose for which it is given and shall be limited precisely as written and shall not constitute a waiver of any other provision of the Lease or for any other purpose or for any other period.

        8.      Anything in this Amendment to the contrary notwithstanding, this Amendment shall be null, void and of no further force or effect if the Company shall fail to obtain shareholder approval for the Transaction and consummate the same on or before February 4, 2001, or such later date as to which Landlord shall give its written consent in its sole discretion.

        9.      This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.

         10.      This Amendment shall become effective only upon receipt by the Company and the Landlord of counterparts of this Amendment which, when taken together, bear the signatures of the Company and the Landlord.

        11.      This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

        IN WITNESS WHEREOF, the Company and the Landlord have executed this Amendment as of the day and year first above written.

LANDLORD: NOG (NY) QRS 12-23, INC., a New York corporation By:/s/ Gordon J. Whiting Name: Gordon J. Whiting Title: Executive Director TENANT:

Attest: By: /s/ Peter J. Mundy Name: Peter J. Mundy Title: Secretary	SENTRY TECHNOLOGY CORPORATION, a DE corporation By:/s/ Anthony H. N. Schnelling Name: Anthony H. N. Schnelling Title: Interim Chief Executive Officer